Exhibit 99.1

Navigators Announces Second Quarter 2017 Dividend

Board Increases Dividend to $0.06 per Share of Common Stock

STAMFORD, CT, May 25, 2017—The Navigators Group, Inc. (NASDAQ: NAVG) announced today that its Board of Directors declared a cash dividend of $0.06 per share of common stock for the second quarter of 2017, reflecting a one and one-half cent increase over the previous quarter’s dividend. The dividend will be payable on June 30, 2017 to the Company’s stockholders of record at the close of business on June 9, 2017.

About Navigators

The Navigators Group, Inc. is an international specialty insurance holding company with operations in the United States, the United Kingdom, Continental Europe and Asia.

Investors

Ciro M. DeFalco

Executive Vice President and Chief Financial Officer

+1 203 905 6343

cdefalco@navg.com

Media

Courtney Oldrin

Head of Communications

+1 203 905 6531

coldrin@navg.com

This press release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Whenever used in this release, the words “estimate,” “expect,” “believe” or similar expressions are intended to identify such forward-looking statements. Forward-looking statements are derived from information that we currently have and assumptions that we make. We cannot assure that results that we anticipate will be achieved, since results may differ materially because of known and unknown risks and uncertainties that we face. Please refer to Navigators’ most recent reports on Forms 10-K and 10-Q and its other filings with the Securities and Exchange Commission for a description of Navigators’ business and the important factors that may affect that business. Navigators undertakes no obligation to publicly update or revise any forward-looking statement.